UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 1, 2015

READING INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

1-8625	95-3885184
(Commission File Number)	(I.R.S. Employer Identification No.)

6100 Center Drive Suite 900 Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

(213) 235-2240

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events.

Reading International, Inc.’s (“we,” “our,” “us,” “Reading” or the “Company”) 2015 Annual Meeting of Stockholders (the “ 2015 Annual Meeting ”) will be held on Tuesday, November 10, 2015, at a time and location still to be determined.  The record date for the determination of Stockholders entitled to receive notice of and to vote at the 2015 Annual Meeting shall be the close of business on Tuesday October 6, 2015.  Because the date of the 2015 Annual Meeting differs by more than thirty (30) days from the anniversary date of the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”), which was held on Thursday, May 15, 2014, the Company is providing this information in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”).

Deadline for Stockholder Proposals Submitted Pursuant to Rule 14a-8 of the Exchange Act

As noted above, the 2015 Annual Meeting date represents a change of more than thirty (30) days from the anniversary date of the 2014 Annual Meeting.  As a result, pursuant to Rule 14a-8 under the Exchange Act, the Company has set a new deadline for the receipt of any Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy materials for the 2015 Annual Meeting.  Pursuant to Rule 14a-8(e)(2) under the Exchange Act, such proposals must be received by the Company’s Secretary on or before the close of business on Friday, September  25, 2015, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials.  Such proposals also need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of Stockholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with applicable requirements.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Reading International, Inc. announcing date for 2015 Annual Stockholders Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:September 1, 2015	READING INTERNATIONAL, INC. By: /s/ Ellen M. Cotter Ellen M. Cotter Chief Executive Officer

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